Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Semler Scientific, Inc.

Portland, Oregon

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 13, 2015, relating to the financial statements of Semler Scientific, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

May 8, 2015